SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 10, 2006

TELEPHONE AND DATA SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-14157	36-2669023
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30 North LaSalle Street, Suite 4000, Chicago, Illinois	60602
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (312) 630-1900

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results of Operations and Financial Condition

On October 10, 2006, Telephone and Data Systems, Inc. (“TDS”) issued a news release announcing its results of operations for the second quarter of 2006 and certain other information.  A copy of the news release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

  The information in this Item 2.02 of Form 8-K is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.

Item 8.01. Other Matters.

On October 10, 2006, TDS and its subsidiary, United States Cellular Corporation (“U.S. Cellular”), filed with the Securities and Exchange Commission (“SEC”) their Quarterly Reports on Form 10-Q (“Form 10-Q”) for the period ended June 30, 2006.

As previously disclosed, TDS and U.S. Cellular determined to restate their financial results for each of the three years in the period ended December 31, 2004, including quarterly information for 2004 and 2003 and certain selected financial data for 2001 and 2000.  TDS and U.S. Cellular also determined to restate their Forms 10-Q for the periods ended March 31, 2005 and June 30, 2005. As a result, TDS and U.S. Cellular delayed the filing of their Forms 10-Q for the period ended September 30, 2005.  Such restatements and the Forms 10-Q for the period ended September 30, 2005 were filed on April 26, 2006.

It was necessary for TDS and U.S. Cellular to complete and file the restatements and their Forms 10-Q for the period ended September 30, 2005 before they could complete and file their Annual Reports on Form 10-K (“Form 10-K”) for the year ended December 31, 2005. As a result, such Forms 10-K were not filed by the extended due date of March 31, 2006. TDS and U.S. Cellular filed the Forms 10-K for the year ended December 31, 2005 on July 28, 2006.

It was also necessary for TDS and U.S. Cellular to complete and file the restatements, their Forms 10-Q for the period ended September 30, 2005 and their Form 10-K for the year ended December 31, 2005 before they could complete and file their Form 10-Q for the period ended March 31, 2006. Such Forms 10-Q were not filed by the extended due date of May 15, 2006. TDS and U.S. Cellular filed the Forms 10-Q for the period ended March 31, 2006 on August 25, 2006.

It was also necessary for TDS and U.S. Cellular to complete and file their Forms 10-Q for the period ended March 31, 2006, before they could complete and file their Forms 10-Q for the period ended June 30, 2006. Such Forms 10-Q were not filed by the extended due date of August 14, 2006.  As noted above, TDS and U.S. Cellular filed the Forms 10-Q for the period ended June 30, 2006 on October 10, 2006.

The restatements and late filings resulted in defaults under the revolving credit agreement between TDS and certain lenders, the revolving credit agreement between U.S. Cellular and certain lenders and under certain forward contracts between subsidiaries of TDS and a counterparty.  TDS and U.S. Cellular did not fail to make any scheduled payment of principal or interest under such revolving credit agreements or forward contracts. TDS and U.S. Cellular received waivers from the lenders and the counterparty under such agreements pursuant to which such defaults were waived, subject to the satisfaction of certain conditions. As a result of the filing of the restatements, the Forms 10-Q for the period ended September 30, 2005, the Forms 10-K for the year ended December 31, 2005 and the Forms 10-Q for the periods ended March 31, 2006 and June 30, 2006, all conditions have been satisfied and TDS and U.S. Cellular are in compliance with all terms and conditions of such revolving credit agreements and forward contracts.

In addition, the late filings resulted in non-compliance under TDS and U.S. Cellular debt indentures.  TDS and U.S. Cellular did not fail to make any scheduled payment of principal or interest under such indentures.  As a result of the filing of the restatements, the Forms 10-Q for the period ended September 30, 2005, the Forms 10-K for the year ended December 31, 2005 and the Forms 10-Q for the periods ended March 31, 2006 and June 30, 2006, all conditions have been satisfied and TDS and U.S. Cellular are in compliance with all terms and conditions of such indentures.

As previously disclosed, TDS and U.S. Cellular received notices from the staff of the American Stock Exchange (“AMEX”) indicating that TDS and U.S. Cellular were not in compliance with AMEX listing standards, due to the late filings and the failure to distribute their annual reports to shareholders for the year ended December 31, 2005.  The annual reports were distributed on August 14, 2006.  As a result of the filing of the Forms 10-Q for the period ended September 30, 2005, the Forms 10-K for the year ended December 31, 2005 and the Forms 10-Q for the periods ended March 31, 2006 and June 30, 2006, and the distribution of their annual reports to shareholders for the year ended December 31, 2005, TDS and U.S. Cellular are in compliance with American Stock Exchange listing standards.

Also as previously disclosed, TDS and U.S. Cellular received notices from the staff of the New York Stock Exchange (“NYSE”) indicating that TDS and U.S. Cellular were not in compliance with listing standards relating to their debt listed on the NYSE, due to the late filings.  As a result of the filing of the Forms 10-Q for the period ended September 30, 2005, the Forms 10-K for the year ended December 31, 2005 and the Forms 10-Q for the periods ended March 31, 2006 and June 30, 2006, TDS and U.S. Cellular are in compliance with New York Stock Exchange listing standards.

Item 9.01.  Financial Statements and Exhibits

(d)       Exhibits:

In accordance with the provisions of Item 601 of Regulation S-K, any Exhibits filed or furnished herewith are set forth on the Exhibit Index attached hereto.

Attached as Exhibit 99.2 is a safe harbor cautionary statement under the Private Securities Litigation Reform Act of 1995.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

Telephone and Data Systems, Inc.
(Registrant)

Date:  October 10, 2006

By:	/s/ D. Michael Jack
D. Michael Jack Senior Vice President and Corporate Controller

EXHIBIT INDEX

The following exhibits are filed or furnished herewith as noted below.

Exhibit No.	Description
99.1	Earnings Press Release dated October 10, 2006
99.2	Private Securities Litigation Reform Act of 1995 Safe Harbor Cautionary Statement